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                                                             EXHIBIT 10
                                    AGREEMENT


         THIS AGREEMENT is entered into as of the 8th day of March, 1996 by and between Meditrust, a Massachusetts business trust, and Robert Cataldo of Lexington, Massachusetts ("Mr. Cataldo").

                              W I T N E S S E T H:


         WHEREAS, Mr. Cataldo is a trustee of Meditrust and has performed extensive services to Meditrust relating to (a) the restructuring and/or workout of loans and sale/leaseback transactions entered into by Meditrust and/or its subsidiaries and various entities owned or controlled by Charles F. Brennick and/or his relatives and affiliates and (b) all transactions and issues relating thereto including, without limitation, the Highwatch and Wisconsin transactions, the Towers Financial Corporation litigation and the so-called "RSNY" transactions (collectively, the "Transactions"); and

         WHEREAS, Meditrust desires to compensate Mr. Cataldo for said services.

         NOW, THEREFORE, the parties hereby act and agree as follows:

         1. Meditrust has on this day issued to Mr. Cataldo 7,435 shares of beneficial interest of Meditrust as payment in full for all services rendered, or to be rendered, by Mr. Cataldo in the future relating to the Transactions.

         2. Mr. Cataldo, for himself, his heirs and assigns, hereby forever releases, remises and discharges Meditrust, its subsidiaries and all of their agents, officers, trustees, directors, shareholders, employees and successors (collectively, the "Meditrust Entities"), from any and all claims for payments of any kind, including without limitation,



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compensation, costs, fees or expenses arising out of any past or future services rendered by Mr. Cataldo to the Meditrust Entities in connection with or relating to the Transactions.

         3. The Declaration of Trust establishing Meditrust, dated August 6, 1985, as amended (the "Declaration"), a copy of which is duly filed in the Office of the Secretary of State of the Commonwealth of Massachusetts, provides that the name "Meditrust" refers to the Trustees under the Declaration collectively as Trustees, but not individually or personally; and that no trustee, officer, shareholder, employee or agent of Meditrust shall be held to any personal liability, jointly or severally, for any obligation of, or claim against Meditrust. All persons dealing with the company, in any way, shall look only to the assets of Meditrust for the payment of any sum or the performance of any obligation.

         WITNESS the execution hereof under seal as of the day and year first above written.

                                       MEDITRUST


SEAL
                                       By: /s/ David F. Benson
                                           ----------------------------
                                           Its:  President


SEAL
                                        /s/ Robert Cataldo
                                        -------------------------------
                                        Robert Cataldo





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